UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2006

 Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Netherlands Antilles	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curaçao Netherlands Antilles	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-59-99-465-8525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 22, 2006, Orthofix Holdings, Inc. (“Orthofix Holdings”) entered into a Credit Agreement (the “Credit Agreement”) with Orthofix International N.V. (the “Orthofix International”), certain domestic and foreign direct and indirect subsidiaries of Orthofix International (together with Orthofix International, the “Guarantors”), Wachovia Bank, National Association, as Administrative Agent and a Lender, Citicorp North America, Inc., as Syndication Agent, and Wachovia Capital Markets, LLC and Citigroup Global Markets Inc., as Joint Lead Arrangers. The Credit Agreement is further described under Item 2.03 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On September 22, 2006, Orthofix International acquired Blackstone Medical, Inc., a privately-held Massachusetts corporation (“Blackstone”), through the merger (the “Merger”) of New Era Medical Corp., a newly formed indirectly wholly owned subsidiary of Orthofix International and directly wholly owned subsidiary of Orthofix Holdings (“Merger Sub”), with and into Blackstone. The Merger was effected pursuant to that certain Agreement and Plan of Merger, dated as of August 4, 2006, among Orthofix International, Orthofix Holdings, Merger Sub, Blackstone, the principal shareholders of Blackstone and William G. Lyons, III, as the Equityholders’ Representative (the “Merger Agreement”).

Blackstone specializes in the design, development and marketing of spinal implant and related biologic products.

As a result of the Merger, all of Blackstone’s issued and outstanding capital stock immediately prior to the Merger was automatically converted into the right to receive an aggregate of approximately $333 million in cash, subject to certain adjustments provided for in the Merger Agreement.

The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was previously filed with the Securities and Exchange Commission by Orthofix International in its Amendment No. 1 to Current Report on Form 8-K filed on August 7, 2006 and is incorporated herein by reference as Exhibit 2.1. A copy of the press release, dated September 25, 2006, issued by Orthofix International regarding the consummation of the Merger and the entering into of the Credit Agreement is filed as Exhibit 99.1 to this Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 22, 2006, Orthofix Holdings entered into the Credit Agreement with Orthofix International, certain domestic and foreign direct and indirect subsidiaries of Orthofix International, Wachovia Bank, National Association, as Administrative Agent and a Lender, Citicorp North America, Inc., as Syndication Agent, and Wachovia Capital Markets, LLC and Citigroup Global Markets Inc., as Joint Lead Arrangers.  The Credit Agreement provides for a six year, $45 million secured revolving credit facility (the “Revolving Credit Facility”), and a seven year, $330 million secured term loan facility (the “Term Loan Facility,” and together with the Revolving Credit Facility, the “Credit Facilities”).

Proceeds of the Term Loan Facility, which were fully drawn on September 22, 2006, were used to finance a portion of the purchase price of the Merger and the fees related thereto.  The Revolving Credit Facility was not drawn upon in connection with the Merger.  Borrowings under the Revolving Credit Facility, which may be made in the future, will be used for working capital, capital expenditures and other general corporate purposes of Orthofix Holdings and its subsidiaries.  The Guarantors guaranteed repayment of Orthofix Holdings’ obligations under the Credit Agreement.  The obligations of Orthofix Holdings and each of the Guarantors with respect to the Credit Facilities are secured by a pledge of substantially all of the assets of Orthofix Holdings and each of the Guarantors.  Orthofix Holdings has the ability to increase the amount of the Term Loan Facility, the Revolving Credit Facility, or both, by an aggregate amount of up to $125 million upon satisfaction of certain conditions. These increased borrowings may be provided either by one or more existing lenders upon Orthofix Holdings obtaining the agreement of such lenders to increase commitments or by new lenders being added to the Credit Facilities.

Borrowings under the Credit Facilities bear interest at a floating rate, which will be, at Orthofix Holdings’ option, either LIBOR plus an applicable margin or a base rate plus an applicable margin (in each case subject to adjustment based on financial ratios). The principal amount of the Term Loan Facility amortizes at the rate of 1% per year, until the final year, when 94% of such principal amount will be due and payable.  Amortization payments are due quarterly.  The Credit Facilities are subject to mandatory prepayment upon Orthofix Holdings’ or Orthofix International’s receipt of the proceeds from certain asset dispositions, debt issuances, equity issuances, condemnations and insured casualties, or excess cash flow.

The Credit Agreement requires Orthofix Holdings and Orthofix International to comply with leverage and fixed charge coverage ratios. The Credit Agreement contains affirmative and negative covenants, including limitations on additional debt, liens, investments and acquisitions. The Credit Agreement also includes events of default customary for facilities of this type. Upon the occurrence of an event of default, all outstanding loans may be accelerated and/or the lenders’ commitments terminated.

The foregoing description does not constitute a complete summary of the terms of the Credit Agreement and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Form 8-K. A copy of the press release, dated September 25, 2006, issued by Orthofix International regarding the consummation of the Merger and the entering into of the Credit Agreement is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The financial information of Blackstone will be filed not later than 71 calendar days after September 28, 2006 (the latest date by which this Form 8-K was required to be filed).

(d)	Exhibits

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of August 4, 2006, by and among Orthofix International N.V., Orthofix Holdings Inc., New Era Medical Corp., Blackstone Medical, Inc., the principal shareholders of Blackstone Medical, Inc. and William G. Lyons, III, as the Equityholders’ Representative (filed as Exhibit 2.1 to Orthofix International’s Amendment No. 1 to Current Report on Form 8-K filed on August 7, 2006 and incorporated herein by reference).

10.1
Credit Agreement, dated as of September 22, 2006, among Orthofix Holdings, Inc., Orthofix International N.V., Colgate Medical Limited, Victory Medical Limited, Swiftsure Medical Limited, Orthofix UK Ltd, certain domestic subsidiaries of Orthofix International N.V., the several banks and other financial institutions as may from time to time become parties thereunder, and Wachovia Bank, National Association.

99.1	Press Release, dated September 25, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORTHOFIX INTERNATIONAL N.V.

By:	/s/ Thomas Hein
Thomas Hein
Chief Financial Officer

Date: September 26, 2006

EXHIBIT INDEX

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of August 4, 2006, by and among Orthofix International N.V., Orthofix Holdings Inc., New Era Medical Corp., Blackstone Medical, Inc., the principal shareholders of Blackstone Medical, Inc. and William G. Lyons, III, as the Equityholders’ Representative (filed as Exhibit 2.1 to Orthofix International’s Amendment No. 1 to Current Report on Form 8-K filed on August 7, 2006 and incorporated herein by reference).

10.1
Credit Agreement, dated as of September 22, 2006, among Orthofix Holdings, Inc., Orthofix International N.V., Colgate Medical Limited, Victory Medical Limited, Swiftsure Medical Limited, Orthofix UK Ltd, certain domestic subsidiaries of Orthofix International N.V., the several banks and other financial institutions as may from time to time become parties thereunder, and Wachovia Bank, National Association.

99.1	Press Release, dated September 25, 2006.